As filed with the Securities and Exchange Commission on September 16, 2003

Registration No. 333-108517

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

99 Cent Stuff, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida (State or jurisdiction of incorporation or organization)	5331 (Primary Standard Industrial Classification Code Number)	77-0398908 (I.R.S. Employer Identification No.)

1801 Clint Moore Road

Boca Raton, Florida 33487

(561) 999-9815

(Address, including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Raymond Zimmerman

1801 Clint Moore Road

Boca Raton, Florida 33487

(561) 999-9815

(Name, Address Including Zip Code and Telephone Number,

 Including Area Code, of Agent for Service)

Copies to:

Michael D. Karsch, Esq. Sachs Sax Klein 301 Yamato Road Boca Raton, Florida 33431 (561) 994-4499	James Schneider, Esq. Schneider Weinberger LLC 2499 Glades Road Boca Raton, Florida 33431 (561) 362-9595

Approximate date of proposed sale to the public:

As soon as practicable after this registration statement

becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

ii

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement
2.1*	Agreement between iVideoNow, Inc. and 99 Cent Stuff, LLC dated as of July 1, 2003
3.1(1)	Articles of Incorporation
3.2(2)	Amendment to Articles of Incorporation
3.3(3)	Bylaws
3.4*	Articles of Incorporation (Florida)
4.1+	Specimen Stock Certificate
4.2*	Warrant Agreement
4.3+	Underwriter’s Unit Purchase Option
5.1+	Opinion of Sachs Sax Klein
10.1*	2003 Equity Incentive Plan
10.2(1)	Lease for Beacon Warehouse
23.1+	Consent of Sachs Sax Klein (included in Exhibit 5.1)
23.2	Consent of Daszkal Bolton LLP

———————

*

Previously filed.

(1)

Incorporated by reference from Exhibit 3 (i) to Registrant's Form 10-SB12G filed June 14, 1999

(2)

Incorporated by reference to Registrant's Form 10-QSB filed on November 21, 2001

(3)

Incorporated by reference from Exhibit 3 (iii) to Registrant's Form 10-SB12G filed June 14, 1999

(4)

Incorporated by reference from the Registration Statement on Form S-1 (File No. 333-92048) filed by 99 Cent Stuff, Inc. on September 6, 2002.

+

To be filed by amendment.

Item 17. Undertakings

The undersigned Registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned Registrant hereby undertakes that:

•

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective;

•

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-2

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on September 16, 2003.

99 CENT STUFF, INC.

By:/s/ RAYMOND ZIMMERMAN

Raymond Zimmerman, Chairman

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Raymond Zimmerman, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to al intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ RAYMOND ZIMMERMAN Raymond Zimmerman	Chairman of the Board and Chief Executive Officer	September 16, 2003

/s/ BARRY BILMES Barry Bilmes	Chief Financial Officer and Principal Accounting Officer	September 16, 2003

/s/ KEVIN KEATING Kevin Keating	Director	September 16, 2003

/s/ LEONARD FLORENCE Leonard Florence	Director	September 16, 2003

/s/ NATHAN LIGHT Nathan Light	Director	September 16, 2003

II-3

EXHIBIT INDEX

Exhibit Number	Exhibit Description

1.1	Underwriting Agreement